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                                                                    EXHIBIT 11.1

Statement re: Computation of Per Share Earnings

For the following periods the registrant had no securities which were dilutive for the calculation of earnings per share.

                                                                      Weighted average number of basic and
Summary from year-end audited        Basic and diluted loss per         diluted common stock shares
     financial statements                   common share                        outstanding
-----------------------------        --------------------------       ------------------------------------
Year ended 5/31/2001                          $(0.15)                            12,712,670
Year ended 5/31/2000                          $(0.16)                            11,090,604